UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2014, the Board of Directors (the “Board”) of Starwood Property Trust, Inc., a Maryland corporation (the “Company”), amended and restated the Bylaws of the Company (as amended and restated, the “Amended and Restated Bylaws”), effective immediately.  The amendments consist of ministerial and clarifying changes to ensure that the Amended and Restated Bylaws are current and operate as intended.  First, Article II, Section 2 has been amended to provide that the annual meeting of stockholders will be held on a date and at a time set by the Board during the month of May, or such other date and time as the Board may determine, in each year.  Second, Article II, Section 3(b)(7) has been amended to clarify the definition of “business day,” as such term is used in the Amended and Restated Bylaws.

The foregoing information is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Starwood Property Trust, Inc., effective as of March 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD PROPERTY TRUST, INC.

Dated: March 17, 2014	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Starwood Property Trust, Inc., effective as of March 17, 2014.